PRICEWATERHOUSECOOPERS


PricewaterhouseCoopers LLP
1670 Broadway, Suite 1000 Denver CO 80202
Telephone (720) 931 7000
Facsimile (720) 931 7100


Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Old Mutual Funds Il:


In planning and performing our audits of the financial statements of Old Mutual Advantage
Growth Fund, Old Mutual Analytic U.S. Long/Short Fund,
Old Mutual Barrow Hanley Value
Fund, Old Mutual Columbus Circle Technology and
Communications Fund, Old Mutual
Discover Value Fund, Old Mutual Focused Fund, Old Mutual
Growth Fund, Old Mutual
Heitman REIT Fund, Old Mutual Large Cap Growth Fund,
Old Mutual Strategic Small
Company Fund, Old Mutual TS&W Small Cap Value Fund,
Old Mutual TS&W Mid-Cap Value
Fund, Old Mutual Barrow Hanley Core Bond Fund, Old
Mutual Cash Reserves Fund, Old
Mutual Dwight High Yield Fund, Old Mutual Dwight
Intermediate Fixed Income Fund and Old
Mutual Dwight Short Term Fixed Income Fund
(constituting Old Mutual Funds II, hereafter referred to as the Funds) as of and for the year ended
March 31, 2009, in accordance with
the standards of the Public Company Accounting
Oversight Board (United States), we
considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting. The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.



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Because of its inherent limitations, internal control over
financial reporting may not prevent or
detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of March 31, 2009.

This report is intended solely for the information and use of management and the Board of Trustees of Old Mutual Funds II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.






May 19, 2009


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